EXHIBIT 16.1

LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

LANE GORMAN TRUBITT, L.L.P.

2626 Howell

Dallas, TX 75204

January 15, 2006

Securities and Exchange Commission
Division of Corporation Finance
405 Fifth Street, N.W.
Washington, D.C. 20549

                                    Re:     Zion Oil & Gas, Inc.
                                               Registration Statement on Form SB-2

Gentlemen:

          Please be advised that we have reviewed the disclosures made in the referenced registration statement under the section entitled "Business and Properties - Change in Accountants" and we agree with such statements.

/s/ Lane Gorman Trubitt, L.L.P.

Dallas, Texas

January 15, 2006